UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2007

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensation Arrangements of Certain Officers.

(e)  The Compensation Committee of Vital Images, Inc. (the “Company”) took the following actions on February 2, 2007 and February 28, 2007:

•                  Approved the determination of non-equity-based incentive compensation for the year ended December 31, 2006, payable in the form of cash bonuses, to employees subject to the Company’s Management Incentive Plan (“MIP”), the exact amount of which will be contingent on the finalization of the Company’s financial statements as of and for the year ended December 31, 2006.  For 2006, Jay D. Miller, President and Chief Executive Officer, was eligible for non-equity-based incentive compensation equal to 60% of his base salary.  For 2006, Michael H. Carrel, Chief Operating and Chief Financial Officer, Steve P. Canakes, Executive Vice President — Global Sales, Philip I. Smith, Executive Vice President — Corporate Development, and Susan A. Wood, Ph.D., Executive Vice President — Marketing and Clinical Development, were eligible for non-equity-based incentive compensation equal to 50% of their base salaries.  (Mr. Miller, Mr. Carrel, Mr. Canakes, Mr. Smith and Ms. Wood are referred to collectively as the “Named Executive Officers.”)  During 2006, for Mr. Miller and Mr. Carrel, 20% of their bonus was based on the bookings objective, 25% was based on the revenue objective, 30% was based on the pre-tax and pre-equity-based compensation income objective, and 25% was based on personal objectives.  For Mr. Canakes, 25% of his bonus for 2006 was based on the bookings objective, 20% was based on the revenue objective, 30% was based on the pre-tax and pre-equity-based compensation income objective, and 25% was based on personal objectives.  For Mr. Smith and Ms. Wood, 15% of their 2006 bonus was based on the bookings objective, 30% was based on the revenue objective, 30% was based on the pre-tax and pre-equity-based compensation income objective, and 25% was based on personal objectives.  The measurement amounts for bookings, revenue (calculated in accordance with generally accepted accounting principles, consistently applied (“GAAP”)) and pre-tax and pre-equity-based compensation income were the same for all of the Named Executive Officers.  Each Named Executive Officer was eligible to receive a bonus up to the following overachievement maximums:  200% of the possible bonus for bookings, 200% of the possible bonus for revenue calculated in accordance with GAAP, and 250% of the possible bonus for pre-tax and pre-equity-based compensation income.

•                  Approved merit-based increases in base salaries in 2007, effective for the 12-month period beginning March 1, 2007, for all Named Executive Officers.  As part of this salary determination, Mr. Miller’s salary was increased 7.8% to $345,000, Mr. Carrel’s salary was increased 6.3% to $255,000, Mr. Canakes’ salary was increased 7.9% to $205,000, Mr. Smith’s salary was increased 5.1% to $205,000, and Ms. Wood’s salary was increased 5.1% to $205,000.

•                  Adopted the performance measures under the MIP for the year ending December 31, 2007 for the Named Executive Officers.  For 2007, Mr. Miller will be eligible under the MIP for a bonus equal to up to 65% of his salary.  For 2007, the other Named Executive Officers except Mr. Miller will be eligible under the MIP for bonuses equal to up to 50% of their salaries.  For Mr. Miller and Mr. Carrel, 25% of their 2007 bonus will be based on the bookings objective, 20% will be based on the revenue objective, 30% will be based on the pre-tax, pre-interest and pre-equity-based compensation income objective, and 25% will be based on personal objectives.  For Mr. Canakes, 30% of his 2007 bonus will be based on the bookings objective, 15% will be based on the revenue objective, 30% will be based on the pre-tax, pre-interest and pre-equity-based compensation income objective, and 25% will be based on personal objectives.  For Mr. Smith and Ms. Wood, 20% of their 2007 bonus will be based on the bookings objective, 25% will be based on the revenue objective, 30% will be based on the pre-tax, pre-interest and pre-equity-based compensation income objective, and 25% will be based on personal objectives.  The measurement amounts for bookings, revenue (calculated in accordance with GAAP) and pre-tax, pre-interest and pre-equity-based compensation net income are the same for all of these Named Executive Officers.  Each Named Executive Officer will be eligible in 2007 to receive a bonus under the MIP up to the following overachievement maximums:  250% of the possible bonus for bookings, 200% of the possible bonus for revenue calculated in accordance with GAAP, and 200% of the possible bonus for pre-tax and equity-based compensation income.

•      Approved and finalized the grant of the following options and restricted stock awards to the Named Executive Officers:

Name	Number of Shares Subject to Options(1)	Number of Shares Subject to Restricted Stock Awards(2)

Jay D. Miller	26,000	2,600

Michael H. Carrel	16,000	1,600

Steven P. Canakes	13,000	1,300

Philip I. Smith	13,000	1,300

Susan A. Wood, Ph.D.	13,000	1,300

(1)             All options are non-qualified options that have a five-year term commencing on the date of grant, vest, so long as the holder is an employee of the Company, as to 28% of the number of shares subject to the options one year after the date of grant and, thereafter, as to an additional 2% of the number of shares subject to the options per month until fully vested.  All options have an exercise price equal to $32.64 per share, which was the closing price of the Company’s common stock as reported on The NASDAQ Global Market on February 2, 2007.

(2)             The restricted stock award vests upon achievement of certain Company performance metrics for the fiscal years ending December 31, 2007, 2008 and 2009. One-third of the award will vest on each of the Company’s Form 10-K filing dates for the years ending December 31, 2007, 2008 and 2009 if the performance metrics are met for the respective fiscal year. Should the performance metrics not be met for a given year, the unvested portion will carry forward to the next fiscal year and may vest if that year’s metric is met. As of the Company’s Form 10-K filing date for the year ended December 31, 2009, any unvested portion of the award will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: March 6, 2007.

	By	/s/ Michael H. Carrel
Michael H. Carrel
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)